Exhibit 8.1

Private and confidential

ING Groep N.V.

Bijlmerplein 888

1102MG AMSTERDAM

19 March 2015

Reference: 131.148/RBA/ELI/SWO/dgo/150319.b1d

Subject:	ING Groep N.V. – Registration Statement on Form F-3 with the Securities and Exchange Commission on the date hereof

Dear Sir/Madam,

PricewaterhouseCoopers Belastingadviseurs N.V. (“PwC”) has acted as tax counsel to ING Groep N.V. (the “Issuer”) in connection with the registration statement on form F-3, filed by the Issuer (“Registration Statement”) under the Securities Act of 1933 (the “Act”) of Debt Securities, Bearer Receipts Representing Ordinary Shares and American Depositary Shares representing bearer depositary receipts.

PwC hereby confirms to you its opinion as set forth in the Registration Statement in (A) the sub-section of the Prospectus captioned “Taxation—Material Tax Consequences of Owning Our Debt Securities—Netherlands Taxation” and (B) the sub-section of the Prospectus captioned “Taxation—Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares—Netherlands Taxation” is correct in all material respects.

PwC hereby consents to the use of its name in, and the filing of this letter as an exhibit to, the Registration Statement. In giving such consent, PwC does not admit that it is in the category of persons whose consent is required under Section 7 of the Act.

Yours sincerely,

/s/ PricewaterhouseCoopers Belastingadviseurs N.V.

/s/ R.P.C.W.M. Brandsma	/s/ E.M.A. van der Linden

PricewaterhouseCoopers Belastingadviseurs N.V., Thomas R. Malthusstraat 5, 1066 JR Amsterdam, P.O. Box 90358, 1006 BJ Amsterdam, The Netherlands

T: +31 (0) 88 792 43 46, F: +31 (0) 88 792 96 40, www.pwc.nl

‘PwC’ is the brand under which PricewaterhouseCoopers Accountants N.V. (Chamber of Commerce 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (Chamber of Commerce 34180284), PricewaterhouseCoopers Advisory N.V. (Chamber of Commerce 34180287), PricewaterhouseCoopers Compliance Services B.V. (Chamber of Commerce 51414406), PricewaterhouseCoopers Pensions, Actuarial & Insurance Services B.V. (Chamber of Commerce 54226368), PricewaterhouseCoopers B.V. (Chamber of Commerce 34180289) and other companies operate and provide services. These services are governed by General Terms and Conditions (‘algemene voorwaarden’), which include provisions regarding our liability. Purchases by these companies are governed by General Terms and Conditions of Purchase (‘algemene inkoopvoorwaarden’). At www.pwc.nl more detailed information on these companies is available, including these General Terms and Conditions and the General Terms and Conditions of Purchase, which have also been filed at the Amsterdam Chamber of Commerce.